Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DISTRIBUTION SERVICES AGREEMENT

This Distribution Services Agreement (this “Agreement”) dated as of February 14, 2013 (the “Effective Date”), is made by and between Hyperion Therapeutics, Inc. (the “Company”) and ASD Healthcare, a division of ASD Specialty Healthcare, Inc. (“Distributor”).

RECITALS

A.	The Company is a manufacturer and supplier of pharmaceutical products including the product(s) listed on Exhibit A.

B.	Distributor is a national distributor of blood plasma derivatives, albumin, immune globulins, hyper-immune globulins, anti-hemophilic factors, influenza vaccines and other specialty pharmaceutical products to hospitals, health system pharmacies and alternate-site practitioners.

C.	Distributor desires to purchase Product(s) from the Company and become an authorized distributor of the Product(s).

D.	The Company and Distributor mutually desire to enter into an exclusive supply and distribution agreement in accordance with and pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement, the parties agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Adverse Event” means any adverse or unexpected event associated with the use of a Product in humans, including (a) an adverse event occurring in the course of the use of a Product in professional practice, (b) an adverse event occurring from Product overdose, whether accidental or intentional, (c) an adverse event occurring from Product withdrawal, (d) any significant failure of expected pharmacological action, or (e) any abnormal laboratory result from a sample taken from a human.

“Applicable Laws” means all applicable federal, state, and local laws and governmental agency regulations and requirements, including without limitation the Federal Food, Drug, and Cosmetic Act, HIPAA, the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b et seq.), the Public Contracts Anti-Kickback Act (41 U.S.C. § 51 et seq.), the Stark Law (42 U.S.C. § 1395nn), patient confidentiality and privacy laws, and Medicare and Medicaid laws under Title XVIII and XIX of the Social Security Act.

“Confidential Information” has the meaning set forth in Section 12(a).

“Continuing Guaranty” means the Continuing Guaranty and Indemnification Agreement attached as Exhibit E.

“Customer” means any healthcare provider that is authorized under Applicable Laws to purchase Products, subject to Section 2(c).

“Data” has the meaning set forth in Section 12(d).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Public Law No. 104-191, as amended, including the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated pursuant thereto, including but not limited to 45 C.F.R. Parts 160 and 164.

“Intellectual Property” means any and all patents, trade secrets, know-how, copyrights, trademarks, service marks and trade dress, applications for the same, and registrations and applications for registration or renewals thereof in the United States and all other nations throughout the world, including without limitation all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Laws, regardless of the medium of fixation or means of expression.

“Launch Date” means the date on which the Company first offers a Product for sale to a Customer in the Territory.

“List Price” has the meaning set forth in Section 3(a).

“Minimum Courtesy Billing Service Fee” for a Product means [*] of the [*] of [*] as of its [*].

“Minimum Service Fee” for a Product means [*] of the [*] of [*] as of its [*].

“Product(s)” means (a) Ravicti (glycerol phenylbutyrate) and (b) upon written notice by the Company pursuant to Section 2(e)(ii), and subject to Section 2(e)(iii), Buphenyl (sodium phenylbutyrate) tablets and powder and Ammonul (sodium phenylacetate and sodium benzoate) injection 10%/10%.

“REMS Program” means the Company’s Risk Evaluation and Mitigation Strategies program for the Product Ravicti.

“Services” has the meaning set forth in Section 5(b).

“Term” has the meaning set forth in Section 13(a).

“Territory” has the meaning set forth in Section 2(b)(i).

2.	Appointment as Authorized Distributor.

(a)	Appointment. The Company will sell the Product(s) to Distributor on the terms and conditions set forth in this Agreement. The Company hereby appoints Distributor as an authorized distributor of record for the Product during the Term, and subject to Section 13(f), with respect to any Products in Distributor’s possession after the termination or expiration but only for so long as it takes Distributor to distribute such Products in the ordinary course of its business. The Company will comply with all Applicable Laws requiring it to publicly identify all of its authorized distributors.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Exclusivity. During the Term:

i.	Sole Distributor and Service Provider. Subject to Section 2(b)(iii), Distributor will be the sole and exclusive reseller of the Products, and the sole provider of distribution and warehousing functions with respect to the Products, in the United States and its territories and possessions (the “Territory”).

ii.	No Other Distributors or Service Providers. Subject to Section 2(b)(iii), the Company will not sell the Products to any person or entity, other than Distributor, in the Territory, and will not authorize or permit any person or entity, other than Distributor, to distribute or sell the Products, or to provide distribution and warehousing functions with respect to the Products, in the Territory.

iii.	3PL and Customers. Notwithstanding anything to the contrary in this Section 2(b), it shall not be a breach of this Section 2(b) for a third party logistics provider engaged by the Company that does not take title to the Products to distribute and warehouse the Products, or for any Customers to sell or dispense the Products to patients, in the Territory.

(c)	Resale Only to Customers. Distributor will only resell the Products to Customers, provided that:

i.	Courtesy Billing. Courtesy billing transactions, as described in Section 5(g), do not violate this Section;

ii.	Non-Specialty Pharmacy Customers. Distributor will notify the Company in writing (or by e-mail) upon selling a Product to a non-specialty pharmacy Customer for the first time, which notice will include the type of Product and the identity of the non-specialty pharmacy Customer; and

iii.	Specialty Pharmacy Customers. Sales to specialty pharmacies are subject to the following provisions:

(A)	Distributor may only resell Products to specialty pharmacies that are approved in writing by the Company;

(B)	as of the Effective Date, [*] are approved as specialty pharmacy Customers; and

(C)	if Distributor desires to sell Products to any other specialty pharmacy, Distributor will submit a request by email to the Company for approval of the specialty pharmacy, which will not unreasonably withheld or delayed.

(d)	Supply through Third Party. For purposes of this Agreement, where this Agreement provides that the Company will supply Distributor, the Company may do so through a third party logistics provider that does not take title to the Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	Commencement Date.

i.	Ravicti. The parties acknowledge that as of the Effective Date, the Product known as Ravicti has received regulatory approval in the Territory but the Launch Date has not yet occurred. The parties anticipate that implementation of certain procedures and activities under this Agreement may begin approximately 90 days before the anticipated Launch Date for Ravicti. Distributor will not commence any of its activities and obligations under this Agreement with respect to Ravicti until receipt of written notice from the Company specific to each such activity or obligation.

ii.	Buphenyl and Ammonul. The parties acknowledge that as of the Effective Date, the Company has not yet acquired rights to the products known as Buphenyl and Ammonul from Ucyclyd Pharma, Inc. (“Ucyclyd”), as set forth in the Amended and Restated Collaboration Agreement between the Company and Ucyclyd, and that if the Company exercises its rights to acquire commercialization rights for Buphenyl and Ammonul from Ucyclyd, the Company may elect, in its sole discretion, to include either or both Buphenyl and Ammonul as Product(s) under this Agreement by [*] written notice to Distributor. Distributor will not commence any of its activities and obligations under this Agreement with respect to Buphenyl and/or Ammonul until receipt of such written notice from the Company specific to each such activity or obligation.

iii.	Omission of Buphenyl and Ammonul. At any time after [*] after the Company elects to include Buphenyl and/or Ammonul as Product(s) under this Agreement, either party may elect, in its sole discretion, upon [*] written notice to the other party, to omit either or both Buphenyl and Ammonul as Product(s) under this Agreement.

(f)	Subcontracting. Distributor shall not subcontract or otherwise delegate any of its obligations under this Agreement without the Company’s express prior written consent on a case-by-case basis, which will not be unreasonably withheld or delayed. In the event that the Company grants such consent, Distributor shall enter into a binding written agreement with each such subcontractor that protects the Company’s rights and interests to at least the same degree as this Agreement, including without limitation that (i) such subcontractor performs in a manner conforming to this Agreement, (ii) such subcontractor enters into a confidentiality agreement with Distributor no less extensive than required by this Agreement, and (iii) Distributor retains full responsibility and liability for the performance of the subcontracted service.

3.	Product Pricing and Payment Terms for Distributor.

(a)	Program Pricing. The Company will charge Distributor the list prices set forth on Exhibit A for Products, as may be amended by the Company in its sole discretion (the “List Price”). The Company will have the unilateral right to enact a List Price change at any time, by distributing a revised Exhibit A showing a different List Price for the Products, effective on a date specified by the Company. The List Price is exclusive of federal, state and local excise, sales, use and other taxes applied or imposed on the sale, shipment, delivery, ownership, possession or resale of Products or any other activities contemplated under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Date of Price. The Company will accept purchase orders at the List Price in effect on the day the order is received.

(c)	Invoicing. The Company will not invoice orders until the applicable order of Product has been shipped to Distributor.

(d)	Terms of Payment. Distributor will pay the Company for all invoices for undisputed orders for Products. Terms for the purchased Product are [*], from the date Distributor receives the Product, plus four additional float days for payment by electronic funds transfer. The Company reserves the right to withhold any shipments of ordered Product in the event Distributor has any unpaid invoice(s) outstanding and overdue. Notwithstanding the foregoing, Distributor will not be deemed in default or lose any cash discount by reason of any delay in receipt or non-receipt by the Company of funds transferred by electronic funds transfer if the transfer was timely initiated by Distributor, unless the delay or non-receipt is the result of the gross negligence or willful misconduct of Distributor. Without Distributor’s prior written consent, the Company will not have the right to debit Distributor’s account electronically.

(e)	Late Fees. If Distributor fails to pay any invoiced amounts when due, the Company may assess a late fee of 1% per month (or any portion thereof) on such amounts or, if less, the maximum rate allowed under Applicable Laws.

(f)	Credits. The Company will pay Distributor all compensation due other than for Services (including without limitation, payments, credits, product allocations, and/or bill-back program amounts) within [*] of the end of the month in which the determination was made that such compensation is owed to Distributor. Exceptions must be resolved with Distributor’s Accounts Payable Department.

(g)	Accounts Receivable Statement. Upon Distributor’s request, the Company will provide Distributor with a monthly accounts receivable statement of all open transactions.

(h)	Costs and Expenses. Except as otherwise expressly set forth herein, Distributor will be responsible for all costs and expenses associated with fulfilling its obligations under this Agreement.

4.	Orders, Shipping, Delivery, Title and Risk of Loss.

(a)	Product Purchase. Distributor will purchase Products exclusively from the Company and in accordance with Exhibit A. Distributor will submit purchase orders to the Company, which orders will be subject to the Company’s acceptance and approval.

(b)	Format of Orders. Distributor will submit Distributor’s orders in the format requested by the Company. Distributor will ensure that each purchase order identifies (i) the name of the Product; (ii) quantity ordered; (iii) the requested shipment date; and (iv) delivery destination. The Company will accept purchase orders at the List Prices in effect on the day the order is transmitted.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	Minimum Orders; Inventory Minimums. The Company and Distributor will set mutually agreeable minimum purchase order amounts. Distributor will order sufficient quantities of Products to ensure that Distributor will maintain inventory levels at all times equal to [*], based on its historical sales of Products in the Territory.

(d)	Delivery Times. The Company will make commercially reasonable efforts to ship all Distributor orders completely and to have Product from these orders shipped to Distributor within five business days of Distributor’s requested shipment date. Notification of Product identified as backordered or unavailable must be provided to Distributor, in writing, within one business day. This notification will include the reason for the delay and the expected availability date. The Company will honor Distributor’s order for [*] from the date of the order in the event that Product ordered is “backordered” and will not require Distributor to re-order the Product.

(e)	Shipping Labels. The Company will clearly label all cartons and pallets of Products with the following shipping information:

Distributor Purchase Order #

Ship-From Address

Ship-To Address

Product Description

Item Number

Case Quantity

(NB: Distributor Item Number will also be included on the packing list inside the carton)

(f)	Shipping, Delivery, Title and Risk of Loss. The Company will ship all Products purchased under this Agreement to Distributor’s destination at its distribution centers located at:

345 International Boulevard	5360 Capital Court
Suite 400	Suite 102
Brooks, KY 40109	Reno, NV 89502

Risk of loss for, and title to, Products ordered by Distributor will pass to Distributor upon receipt of Product by Distributor.

(g)	Drop Ship Orders. A drop ship transaction is when the Company sells the Product to Distributor and Distributor resells the Product to a Customer, but the Company ships the Product directly to the Customer. The Company will not drop ship Product(s) to a Distributor customer unless requested by Distributor, in which event all other provisions of the Agreement, including returns, remain in effect.

(h)	Product Dating. The Company will only ship Product with less than [*] shelf life remaining with the prior written approval of Distributor.

(i)	[*]. If at any time the Company [*]the [*]of [*], the Company will provide an [*]to [*]in an [*]the [*]and [*] before the [*], for each [*]on [*]to [*]on the date of the [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(j)	Product Quality. All Product must meet all Applicable Laws of the Federal Food, Drug and Cosmetic Act and/or the U.S. Food and Drug Administration. The Company will not sell any generic versions of the Product(s) to Distributor.

5.	Distributor’s Services.

(a)	Resale of Product. Distributor will resell Products to Customers, after verifying Customer licenses to purchase Products, at no more than the List Price set forth in Exhibit A, except in the case where a Customer elects to pay Distributor on payment terms longer than net 30 days, in which case Distributor may sell Products at a price higher than the List Price.

(b)	Distribution of Ancillary Supplies. At the Company’s request, and at no additional charge to the Company except for reimbursement of shipping costs, Distributor will store and distribute, along with the Products, nominal ancillary supplies for Product administration, if so required by the Customer (e.g., [*], etc.). The Company will provide all ancillary supplies to Distributor at no cost for re-distribution to Customers. Distributor will invoice the Company for all shipping and freight costs relating to the ancillary supplies, plus a mark-up of [*] on such costs, and the Company will pay all such invoices pursuant to Section 5(f).

(c)	Services. Distributor will provide the services listed on Exhibit B (the “Services”). All Services will be of good quality and performed in a manner consistent with industry standards.

(d)	Fees. The fees for the Services will be calculated on a monthly basis, and will be equal to [*] of the [*] of [*] made by [*] during the [*], as may be adjusted in accordance with [*], except that in no event will the monthly fee be [*] the amount obtained by [*] (i) the [*] during the month, by (ii) the applicable [*] for that [*], as may be adjusted in accordance with [*]. The parties agree that the fees for Services earned under this Agreement are intended solely for payment of the Services and have been determined through good faith and arms-length negotiation, and represent fair market value for bona fide services that Distributor provides to and on behalf of the Company. Other than the [*], no amount paid or reimbursed hereunder is intended to be, nor will it be construed as, either a discount or price concession (and will not be used in such a manner, directly or indirectly).

(e)	Invoicing. Distributor will invoice the Company monthly for the fees for Services. Each invoice will identify the amount of sales of Product made by Distributor to Customers during the applicable month.

(f)	Terms of Payment. All fees for Services are due in full [*] days after receipt of invoice. The Company will notify Distributor of any disputed charges in writing within [*] days of receipt of the invoice covering these charges. In the absence of any notice of dispute, all invoices will be deemed to be correct and due in full per the payment terms above. A late fee of 1% per month (or any portion thereof) will be charged as of the due date on all amounts not paid after [*] days after receipt of the invoice, except on any amount disputed by the Company in good faith.

(g)

Courtesy Billing through AmerisourceBergen Drug Corporation. Certain Customers may request Distributor to invoice the Customer through the Customer’s full-line wholesaler and Distributor’s affiliate, AmerisourceBergen Drug Corporation (“AmerisourceBergen”). In these circumstances, Distributor will [*], but [*] for the [*]. [*] will [*] for the [*], but also [*] a [*] for arranging the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*]. If at a Customer’s request Distributor [*] and [*], the [*] will pay [*] a [*] equal to [*] of the [*] of [*] that is [*], except that in no event will the [*] be [*] the amount obtained by [*] (i) the [*] by [*] during the month, by (ii) the applicable [*], as may be adjusted in accordance with [*]. The [*] is in addition to, and will be calculated, invoiced by and paid to [*] in the [*] as the [*].

(h)	CPI Adjustment. The Minimum Service Fee and Minimum Courtesy Billing Service Fee will be reviewed and adjusted annually to reflect increases in the Consumer Price Index for All Urban Consumers, U.S. City Average, for all items, 1982-84=100 (the “CPI-U”), published by the United States Department of Labor on its website at http://www.bls.gov/cpi. The adjustment will be effective on the first day of the month following the publication of the CPI-U by the United States Department of Labor after each one year anniversary of the Effective Date. By way of example only, if the Effective Date is January 1, 2011, the adjustment would be effective on February 1, 2012, following publication of the CPI-U on or about January 15, 2012. The Minimum Service Fee and Minimum Courtesy Billing Service Fee will be multiplied by the percent increase in the CPI-U during each subsequent twelve month period. An example of the calculation of the increase is set forth on Exhibit D. If publication of the CPI-U ceases, or if the CPI-U otherwise becomes unavailable or is altered in a way as to be unusable, the parties will agree on the use of an appropriate substitute index published by the Bureau or any successor agency.

(i)	Cost Adjustment. If Distributor can reasonably demonstrate to the Company that the costs to Distributor for providing Services have materially increased (or are reasonably likely to increase materially during the following [*] month period of the Term) as a result of [*] or [*] of [*], then Distributor may [*] to [*] the [*] for Services provided in Section 5(d) (“Cost Adjustment”). Distributor will notify the Company of any proposed Cost Adjustment at least [*] prior to [*].

(j)	Determination. All Cost Adjustments and CPI-U adjustments will be determined under generally accepted accounting principles (GAAP) and cost allocation methods applied on a consistent basis. If the Company objects to any Cost Adjustment or CPI-U adjustment and the parties are unable in good faith to resolve the objection to the reasonable satisfaction of both parties, then either party may terminate this Agreement upon 90 days’ prior written notice to the other party.

(k)	Retention of Services Fees. Distributor will not pass on any portion of the service fees paid under this Agreement to any of its Customers.

6.	Other Distributor Obligations.

(a)	Orders. Distributor will ship Product to Customers, freight pre-paid, on all orders for standard delivery. Distributor will ship all accepted orders within the timeframes set forth in Exhibit B, except that any expedited shipments made at the request of a Customer will be at the Customer’s expense. Additional charges for orders outside of standard delivery, such as emergency and/or overnight deliveries, will be the responsibility of the Customer and will be added to the invoice to the Customer.

(b)

Storage Condition/Product Handling. Distributor will use commercially reasonable efforts to handle, maintain, store, transport, deliver and/or otherwise manage and distribute Products supplied by the Company in accordance with (i) the handling and storage requirements applicable to each Product as contained in the package insert for the Product approved by the Food and Drug

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Administration, (ii) any other specific instructions provided by the Company in writing to Distributor, (iii) the terms of this Agreement and (iv) all Applicable Laws in the jurisdictions in which Distributor operates. Distributor will store the Products only at the Distributor distribution centers listed in Section 4(f).

(c)	Disaster Recovery. Distributor agrees that it has and will make available for review at its distribution centers upon request by the Company its current disaster recovery plan.

(d)	Records; Audit. During the Term and for a period of three years thereafter, Distributor will keep and maintain complete written records relating to the performance of this Agreement (including without limitation complete written records as to the amount and type of Product sold, corresponding pre-sale storage and tracking information, product codes and invoice dates). During the Term and for a period of three years thereafter, these records will be made available for inspection by the Company or, subject to execution of a mutually acceptable confidentiality agreement, its auditor during normal business hours, on reasonable advance written notice. Any such audit must be conducted in a manner that does not unreasonably interfere with the normal business operations of Distributor.

(e)	Inspection. During the Term only, during normal business hours and on reasonable advance written notice, the Company or its auditor will be entitled to inspect any of Distributor’s facilities directly involved in the performance of this Agreement, to confirm Distributor’s performance under this Agreement. Any such inspection must be conducted in a manner that does not unreasonably interfere with the normal business operations of Distributor.

7.	Regulatory.

(a)	Licenses. Distributor must maintain all necessary licenses, permits, certificates, and other requisite documents, including all necessary governmental approvals and registrations, and pay all applicable customs duties and taxes required for and/or in connection with its sale and distribution of Products under this Agreement.

(b)

Regulatory Inspections and Inquiries. Distributor will notify the Company promptly of notice of any inspection or loss of required licensure by any regulatory authority, including the U.S. Food and Drug Administration, related specifically to this Agreement or Products. The Company will have the right to be present, at its sole cost and expense, at any such inspection, if allowed by Applicable Laws. In the event that Distributor does not receive prior notice of such regulatory inspection, Distributor will promptly notify the Company as soon as practicable after such inspection, and will provide in writing to the Company copies of all materials, correspondence, statements, forms, and records related specifically to this Agreement or Products and received or generated pursuant to such inspection. Distributor will take all reasonable actions requested by the Company to cure deficiencies as noted during any such inspection. Distributor will notify the Company promptly of any non-routine notices, requests for information or other communications related specifically to this Agreement or Products from the U.S. Department of Health and Human Services or any other government agency or any state health care program or other state agency and will give the Company copies of such communications, if allowed by Applicable Laws. Unless required by Applicable Laws or otherwise permitted by Section 12(f), Distributor will not provide any copies of any Confidential Information of the Company to the regulatory authority without first forwarding any requests for such materials to the Company and allowing

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Company to quash or protest such request. The Company will have the primary responsibility for preparing any responses related to this Agreement that may be required by the regulatory authority, if allowed by Applicable Laws; provided, however, that Distributor will have the primary responsibility for preparing any responses relating solely to Distributor’s operations and procedures.

(c)	Product Recalls. If the Company conducts a recall or market withdrawal of any Products, the Company will abide by all Applicable Laws. If requested to do so in writing by the Company, Distributor will cooperate fully with the Company in recalling or returning any Product that the Company identifies to Distributor as being the subject of a recall or withdrawal. The recall or withdrawal will be at the Company’s expense and the Company will credit Distributor for the full purchase price of all Product recalled or withdrawn, and reimburse Distributor for all reasonable, documented and actual costs and expenses incurred as a result of the recall or withdrawal in accordance with the Healthcare Distribution Management Association’s published guidelines; except that Distributor will be responsible for all such costs and expenses of the recall or withdrawal to the extent that the recall or withdrawal is attributable to the negligence or intentional misconduct of Distributor or breach of this Agreement by Distributor. Distributor will maintain complete and accurate records of all Products sold to facilitate compliance with this Section 7(c). Distributor will use commercially reasonable efforts to comply with the Company’s written instructions concerning communications with the public and the procedures to be observed during a recall or return of Products.

(d)	Supporting Information. The Company will provide any documentation or instructions to Distributor reasonably necessary for full compliance with Applicable Laws with respect to the handling, storage and distribution of the Products. The Company must maintain federal, state and local registrations necessary for the lawful handling of Products and immediately notify Distributor of any denial, revocation or suspension of any registration or any changes in the Products that Distributor is authorized to distribute. The Company must report any administrative, civil or criminal action currently pending or arising after the Effective Date of this Agreement by local, state or federal authorities against the Company, its officers or employees, regarding alleged violations of the Controlled Substances Act of 1970, as amended, or other comparable legislation, and provide Distributor with complete information concerning the disposition of the action. Distributor will provide to the Company all documents and information in the possession of Distributor reasonably requested by the Company in support of the Company’s regulatory filings. If the Company requests records, documents or other information from Distributor pertaining to an inquiry from a governmental or regulatory authority or in relation to any other third party dispute, Distributor will promptly comply with such request. The Company will pay all of Distributor’s reasonable costs and expenses incurred in complying with any such request.

(e)	Adverse Events. If a Customer notifies Distributor of an Adverse Event or other complaint concerning a Product, Distributor will attempt to transfer the Customer to, or if such transfer is not successful, provide the Customer with, the designated phone number for the Company’s UCD Support Services.

(f)

Discounts. To the extent required by Applicable Laws, including but not limited to 42 U.S.C. 1320a-7b(b) and 42 C.F.R. 1001.952(h), Distributor will advise and inform each of its Customers to fully report, as required by law or contract, any discounts, rebates, or reductions in prices on

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Product and provide the discount information supplied by Distributor to the Department of Health and Human Services or a state agency upon request, consistent with the requirements of 42 U.S.C. 1320a-7b(b) and 42 C.F.R. 1001.952(h).

(g)	REMS Program. If a Product is subject to a REMS Program, the parties will meet and negotiate in good faith regarding Distributor’s compliance with the REMS Program, the costs of such compliance, and any adjustment to the services fees payable under this Agreement to cover any such costs.

8.	Damaged or Non-Conforming Products.

(a)	External Damages. Distributor will visually inspect each shipment of Product for damages discoverable upon a reasonable visual inspection or loss in transit and will notify the Company in writing (or by e-mail or fax) of any such damages, or any shortage or other non-conformity in any order delivery within two business days of the date of delivery. The Company will accept return of damaged Product at its expense or, at its option, elect to either (i) refund Distributor for any payment made for the damaged Product or (ii) replace the damaged Product.

(b)	Hidden Damages. With respect to damages or non-conformities of Product that by their nature are not discoverable upon a reasonable visual inspection (“Hidden Defects”), (i) Distributor will notify the Company in writing (or by e-mail or fax) within two business days of learning of or discovering a Hidden Defect; and (ii) the parties will meet promptly to discuss the situation and agree on a reasonable and appropriate resolution under the circumstances, subject to the terms of the Continuing Guaranty. Distributor will follow all reasonable instructions from the Company regarding the handling of Customer returns of Products with Hidden Defects.

9.	Shipment Errors. In the event the Company becomes aware of an incomplete shipment, a shortage in shipment, the misdirection of any delivery, or any overshipment, the Company (or its designated agent) will immediately contact Distributor’s purchasing department and will comply with any reasonable directions provided by Distributor. In such event, the Company will be responsible for any related freight or accessorial charges caused by the error.

10.	Returns. No returns for Product are permitted except pursuant to Section 7(c), Section 8, and this Section 10.

(a)	By Distributor. Distributor will have the right to return to the Company and receive credit for Product within [*] months of its expiration date, without incurring a restocking fee/charge, in accordance with the following: (i) Distributor will notify the Company of its intent to return Product in order to obtain return authorization from the Company, if required; and (ii) the Company will accept Distributor returned Products from a third party reverse distribution processor.

(b)	By Customers. Distributor, in its discretion, may [*], but Products [*] do not [*], except as may be agreed in writing by the Company.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.	Customer Contracts.

(a)	Participating Customers. Any Customer having the right to purchase Product at a particular price (the “Participating Customer”) will make the purchase through Distributor as the vendor. The Company will inform Distributor of the terms, pricing, and other relevant details of its contract with the Participating Customer, and will inform Distributor of any material updates and changes to any such contract. Subject to the terms of this Agreement, Distributor will adhere to the pricing terms in each contract between the Company and the Participating Customer. In no event will the Company make any representation to the Participating Customer regarding Distributor’s delivery performance.

(b)	Contract and Chargeback Administration Policy. All customer contract and chargeback matters not set forth in this Section 11 are governed by Distributor’s Contract and Chargeback Administration Policy previously provided to the Company.

12.	Confidential Information.

(a)	Definition. As used in this Agreement, “Confidential Information” means any confidential or proprietary information that is disclosed by one party (“Disclosing Party”) to the other party (“Recipient”), whether in writing or other tangible form, orally or otherwise, and includes without limitation (i) the terms of this Agreement, (ii) information about processes, systems, strategic plans, business plans, operating data, financial information and other information and (iii) any analysis, compilation, study or other material prepared by Recipient (regardless of the form in which it is maintained) that contains or otherwise reflects any information disclosed or made available by Disclosing Party to Recipient.

(b)	Limitations on Disclosure and Use. Confidential Information must be kept strictly confidential and may not be disclosed or used by Recipient except as specifically permitted by this Agreement or as specifically authorized in advance in writing by Disclosing Party. Recipient may use Confidential Information of the Disclosing Party in the performance of its obligations or exercise of its rights under this Agreement. Recipient may not take any action that causes Confidential Information to lose its confidential and proprietary nature or fail to take any reasonable action necessary to prevent any Confidential Information from losing its confidential and proprietary nature. Recipient will limit access to Confidential Information to its employees, officers, directors or other authorized representatives (or those of its affiliates) who (i) need to know the Confidential Information in connection with this Agreement and (ii) are obligated to Recipient to maintain Confidential Information under terms and conditions at least as stringent as those under this Agreement. Recipient will inform all these persons of the confidential and proprietary nature of Confidential Information and will take all reasonable steps to ensure they do not breach their confidentiality obligations, including taking any steps Recipient would take to protect its own similarly confidential information. Recipient will be responsible for any breach of confidentiality obligations by these persons.

(c)	Exceptions. The limitations on disclosure and use set forth in Section 12(b) do not apply to Confidential Information that:

i.	at the time of disclosure to Recipient, is generally available to the public;

ii.	after disclosure to Recipient, becomes generally available to the public other than as a result of a breach of this Agreement by Recipient (including any of its affiliates);

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

iii.	Recipient can establish through its files and records was already in its possession, at the time the information was received from Disclosing Party, without an obligation of confidentiality to the Disclosing Party with respect to the information;

iv.	Recipient receives from a third party without a breach of any obligations of confidentiality and without an obligation of confidentiality with respect to the information; or

v.	Recipient can establish through its files and records was developed independently by Recipient without use, directly or indirectly, of any Confidential Information.

(d)	Permitted Uses and Disclosures. The Company may use or disclose data provided by Distributor to the Company under this Agreement (“Data”), including disclosures to any actual or potential licensors, licensees, collaborators, or acquirers that are obligated to the Company to maintain such Data under terms and conditions at least as stringent as those under this Agreement, but only to the extent necessary to develop or commercialize the Products.

(e)	Equitable Relief. Each party acknowledges that, when it is Recipient, money damages would not be a sufficient remedy for Disclosing Party in the event of any breach of this Agreement and that Disclosing Party is entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach. Recipient further waives any requirement for the posting of any bond in connection with any remedy. This remedy will be in addition to any other available remedies at law or in equity.

(f)	Disclosures Required by Law. If Recipient is required by Applicable Law, court order, or rules of a securities exchange to disclose any Confidential Information of Disclosing Party, Recipient will give Disclosing Party prompt notice and will use all reasonable means to obtain confidential treatment for any Confidential Information that it is required to disclose before making any disclosure. If Recipient cannot assure confidential treatment and it has exhausted all reasonable efforts to do so, Recipient may disclose the relevant Confidential Information to the extent required by such Applicable Law, court order, or rules of a securities exchange.

(g)	[*]. In addition to any disclosures permitted under Sections 12(c), (d) and (f), and notwithstanding Section 12(f), if [*], the [*] may [*] of [*] with the [*] or otherwise [*] the [*] in [*]. As of the Effective Date, the Parties have agreed on a [*] of [*] that will be [*] to [*] along with [*]. If the [*] indicates that [*] is [*] under Applicable Law for [*] of the [*] and that [*] of the [*] must be [*], the Company will immediately [*] of the [*] and will be [*] to [*] any [*] to the extent required to [*] with the [*], provided that [*] used [*] to [*] for the [*].

(h)	Effect of Termination. Promptly after the termination or expiration of this Agreement, each party will return to the other any Confidential Information of the other party and provide a written verification of the return or, at the Disclosing Party’s request, destroy the Confidential Information and provide written notification of the destroyed Confidential Information. Notwithstanding the foregoing, each party may retain a copy of Confidential Information in its confidential legal files, and the obligation to destroy or return will not apply to Confidential Information that is stored on back-up tapes and similar media that are not readily accessible to Recipient.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.	Term and Termination.

(a)	Term. This Agreement is effective as of the Effective Date and will continue for two years, unless sooner terminated under the terms of this Agreement, and may be renewed upon the mutual written agreement of the parties (the “Term”).

(b)	Termination for Breach; Termination without Cause. Either party may terminate this Agreement for cause upon 30 days’ written notice of a material default to the other party with a reason for termination, and failure of that party to cure the default within the 30 day period. After the first year of the Term, either party may terminate this Agreement without cause upon at least 120 days’ prior written notice to the other party.

(c)	Termination for Specific Events. Either party may immediately terminate this Agreement upon written notice to the other party upon the other party’s: (i) filing an application for or consenting to appointment of a trustee, receiver or custodian of its assets; (ii) having an order for relief entered in Bankruptcy Code proceedings; (iii) making a general assignment for the benefit of creditors; (iv) having a trustee, receiver, or custodian of its assets appointed unless proceedings and the person appointed are dismissed within 30 days; (v) insolvency within the meaning of Uniform Commercial Code Section 1-201 or failing generally to pay its debts as they become due within the meaning of Bankruptcy Code Section 303(h)(1), as amended; or (vi) certification in writing of its inability to pay its debts as they become due (and either party may periodically require the other to certify its ability to pay its debts as they become due) (each, a “Bankruptcy Event”). Each party will provide immediate notice to the other party upon a Bankruptcy Event.

(d)	Transition. Following the termination or expiration of this Agreement, the parties will transition the Services to the Company or a distributor designated by the Company. Distributor will cooperate with the Company in good faith prior to and after termination or expiration to ensure a smooth transition of Products, if repurchased under Section 13(f), from Distributor to the Company or a distributor designated by the Company, and the Company will pay all of Distributor’s reasonable costs and expenses incurred in performing any transition services.

(e)	Survival. The rights and obligations of the parties contained in Sections 1, 2(a), 4(i), 6(d), 7(b), 7(c), 7(d), 7(e), 10, 12, 13(d), 13(e), 13(f), 14, 16, 17, 18(a), 18(b), 19 and 20 of this Agreement, Sections 3 and 5 only as to any outstanding payment obligations, including but not limited to obligations relating to chargebacks for Products, and any other provision if its context shows that the parties intend it to survive, will survive expiration or termination of this Agreement and, except as expressly provided, expiration or termination will not affect any obligations arising prior to the expiration or termination date.

(f)

Option to Repurchase Inventory upon Termination. If this Agreement is terminated (i) by Distributor following a breach by the Company or (ii) by the Company without cause, then at Distributor’s option, the Company will promptly repurchase from Distributor all Products in its possession or control, at the List Price paid by Distributor, without any deduction for prompt payment that may have earned and taken by Distributor. If this Agreement (1) is terminated by the Company following a breach by Distributor, (2) is terminated by Distributor without cause or (3) expires, then at the Company’s option, the Company may repurchase the Products in accordance with the foregoing sentence. To the extent that this option to repurchase the Products is not exercised or not applicable, then all provisions of this Agreement shall survive with respect

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to any Products in Distributor’s possession until Distributor finishes distributing such Products in the ordinary course of its business.

14.	Intellectual Property.

(a)	Background IP. The Company will retain all right, title and interest in and to all Intellectual Property controlled by the Company prior to the Effective Date or made or acquired by the Company during the Term independently of this Agreement and not as a result of access to any proprietary material, method, or Confidential Information of Distributor. Distributor will retain all right, title and interest in and to all Intellectual Property controlled by Distributor prior to the Effective Date or made by Distributor during the Term independently of this Agreement and not as a result of access to any proprietary material, method, or Confidential Information of the Company.

(b)	Ownership of Data. All Data will be the property of Distributor, provided that [*] will not [*] Data to any [*] that [*] or to [*] or any other [*].

(c)	Use of Marks. For the purposes of this Agreement, the Company hereby grants to Distributor a non-exclusive, non-transferable, revocable license to use the Company’s trademarks, trade names and service marks used and/or owned by the Company with respect to the Products (collectively, the “Marks”) solely in connection with Distributor’s marketing, packaging, sale, distribution and/or delivery of Product purchased from and supplied by the Company, and the Services being performed by Distributor, under this Agreement. The ownership of and goodwill in all Marks will remain the sole and exclusive property of the Company and inure exclusively to the Company’s sole benefit, both during the Term and thereafter. Nothing in this Agreement will give Distributor any right, title or interest in or to the Marks other than the right to use the same in the manner contemplated by this Agreement and only for so long as this Agreement is in force. To the extent Distributor may accumulate or otherwise benefit from any goodwill deriving from or in connection with Distributor’s use of any of the Marks under this Agreement, the goodwill will upon termination or expiration of this Agreement be assigned and/or otherwise transferred to the Company without any further action by either party.

15.	Representations and Warranties.

(a)	By Distributor. Distributor represents and warrants to the Company that:

i.	Distributor has and will maintain, in full force and effect, all licenses and permits required under Applicable Laws for Distributor to sell and distribute Products under this Agreement;

ii.	Distributor will comply with all Applicable Laws governing the purchase, handling, sale and distribution of Products purchased under this Agreement;

iii.	the use or practice of processes, methods and equipment by Distributor in performing its obligations under this Agreement (except to the extent provided or supplied by the Company) will not infringe or misappropriate any third party intellectual property rights; and

iv.	Neither Distributor nor any of its employees, officers, directors or other representatives performing services under this Agreement is debarred, suspended, proposed for debarment,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or otherwise determined to be ineligible to participate in federal health care programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or convicted of a criminal offense related to the provision of health care items or services (collectively, an “Adverse Enforcement Action”). Distributor will notify the Company promptly if it or any of its employees, officers, directors or other representatives performing services under this Agreement becomes the subject of an Adverse Enforcement Action. Distributor agrees that it will immediately cease all activity under the Agreement if it becomes the subject of an Adverse Enforcement Action, and will not permit any employee, officer, director or other representative who becomes the subject of an Adverse Enforcement Action to perform any activities under this Agreement.

(b)	By the Company. The Company represents and warrants to Distributor that:

i.	Effective on and after the Launch Date for each Product, the Company owns or holds the duly approved New Drug Application, as defined in the Federal Food, Drug and Cosmetic Act, Title 21, United States Code, as amended, and the rules and regulations promulgated thereunder, for the applicable Product, or is otherwise considered the “manufacturer” of the applicable Product within the meaning of any Applicable Laws relating to pedigrees;

ii.	Effective on and after the Launch Date for each Product, the Company has and will maintain, in full force and effect, all licenses and permits required under Applicable Laws for the Company to sell and distribute the applicable Product under this Agreement;

iii.	The Company will comply with all Applicable Laws governing the purchase, handling, sale, distribution, and price reporting of Products purchased under this Agreement; and

iv.	The Company has good and marketable title to the Products sold to Distributor under this Agreement, and all Products will be sold to Distributor free and clear of all liens, claims, security interests or other encumbrances.

(c)	Compliance with IAT Rules. To enable Distributor to comply with the International ACH Transactions rules and the U.S. Department of Treasury’s Office of Foreign Asset Controls’ requirements, the Company represents and warrants to Distributor that with respect to electronic payments that Distributor may remit to a financial institution for credit to an account designated by the Company, the entire payment amount is being sent to a bank within the territorial jurisdiction of the United States and is not subject to standing instructions to be transferred or forwarded to a foreign bank account or financial institution. The Company agrees to provide written notice to Distributor if in the future the Company decides, as part of a single payment transaction, to transfer or forward the entire amount of any electronic payment that Distributor makes to the Company to a bank account or financial institution located outside the territorial jurisdiction of the United States.

16.	Indemnification; Insurance.

(a)

By the Company. The Company will defend, indemnify, and hold harmless Distributor and its affiliates, directors, officers, employees and representatives (the “Distributor Indemnitees”) from any demands, costs, expenses (including reasonable attorneys’ fees), liabilities or losses (“Losses”) arising out of any third party suits, claims, actions, or demands (“Claims”) that may be asserted against Distributor Indemnitees to the extent that the Claims result from or arise out of (i)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the negligence or willful misconduct of the Company Indemnitees (as defined below) in connection with the manufacture or sale of the Products or (ii) the Company’s breach of this Agreement; except in each case to the extent that the Claims are subject to indemnification by Distributor under Section 16(b). This provision is in addition to the indemnification provisions in the Continuing Guaranty.

(b)	By Distributor. Distributor will defend, indemnify and hold harmless the Company and its affiliates, directors, officers, employees and representatives (the “Company Indemnitees”) from any Losses arising out of any Claims that may be asserted against the Company Indemnitees to the extent that the Claims result from or arise out of (i) the negligence or willful misconduct of the Distributor Indemnitees in connection with the sale and distribution of the Products or (ii) Distributor’s breach of this Agreement; except in each case to the extent that the Claims are subject to indemnification by the Company under Section 16(a) or the Continuing Guaranty.

(c)	Indemnification Procedures. The obligations and liabilities of the parties with respect to claims subject to indemnification under Section 16(a), Section 16(b), and the Continuing Guaranty (“Indemnified Claims”) are subject to the following terms and conditions:

i.	The party claiming a right to indemnification (“Indemnified Person”) will give prompt written notice to the indemnifying party (“Indemnifying Person”) of any Indemnified Claim, stating its nature, basis and amount, to the extent known. Each notice will be accompanied by copies of all relevant documentation, including any summons, complaint or other pleading that may have been served or any written demand or other document.

ii.	With respect to any Indemnified Claim: (A) the Indemnifying Person will defend or settle the Indemnified Claim, subject to provisions of this subsection, (B) the Indemnified Person will, at the Indemnifying Person’s sole cost and expense, cooperate in the defense by providing access to witnesses and evidence available to it, (C) the Indemnified Person will have the right to participate in any defense at its own cost and expense, (D) the Indemnified Person will not settle, offer to settle or admit liability as to any Indemnified Claim without the written consent of the Indemnifying Person, and (E) the Indemnifying Person will not settle, offer to settle or admit liability as to any Indemnified Claim in which it controls the defense if the settlement, offer or admission contains any admission of fault or guilt on the part of the Indemnified Person, or would impose any liability or other restriction or encumbrance on the Indemnified Person, without the written consent of the Indemnified Person.

iii.	Each party will cooperate with, and comply with all reasonable requests of, each other party and act in a reasonable and good faith manner to minimize the scope of any Indemnified Claim.

(d)	Distributor Insurance. During the [*], Distributor must maintain the following minimum insurance:

i.	[*];

ii.	[*];

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

iii.	[*];

iv.	[*]; and

v.	[*].

Throughout the Term, Distributor will (1) provide prompt written notice to the Company in the event Distributor becomes aware or is notified that the insurance described in this Section 16(d) will be materially adversely modified or cancelled and (2) provide the Company with proof of such insurance.

17.	Continuing Guaranty and Indemnification Agreement. Contemporaneously with the execution of this Agreement, the Company will execute and deliver to Distributor the Continuing Guaranty. The representations, warranties and indemnification provisions contained in the Continuing Guaranty are in addition to those contained in this Agreement. The Company acknowledges that all purchases of Product by Distributor under this Agreement are subject to the Continuing Guaranty, and the Company will perform its obligations, including its obligations to maintain insurance, set forth in the Continuing Guaranty.

18.	Disclaimer; Liability; Force Majeure.

(a)	DISCLAIMER OF WARRANTIES. WITH THE EXCEPTION OF THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CONTINUING GUARANTY, THE COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND ANY OTHER MATERIALS, TECHNICAL INFORMATION, OR KNOW-HOW, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITH THE EXCEPTION OF THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, DISTRIBUTOR EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES.

(b)	NO CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO BREACHES OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 12 AND CLAIMS SUBJECT TO INDEMNIFICATION UNDER SECTION 16(A), SECTION 16(B), OR THE CONTINUING GUARANTY, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR OTHER SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(c)

Force Majeure. If the performance of any part of this Agreement by any party will be affected for any length of time by fire or other casualty, government restrictions, war, terrorism, riots, strikes or labor disputes (that are not specific to Distributor), lock out, transportation delays, electronic disruptions, internet, telecommunication or electrical system failures or interruptions, and acts of God, or any other cause which is beyond control of a party (financial inability excepted), the party will not be responsible for delay or failure of performance of this Agreement for this length of time, provided that (i) the affected party promptly notifies the other party and takes all reasonable measures to resolve the situation, and (ii) the obligation of one party to pay amounts due to any other party will not be subject to the provisions of this Section 18(b). Notwithstanding

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the foregoing, in the event any force majeure event continues for more than 3 months, the other party may terminate this Agreement for breach pursuant to Section 13(b).

19.	Notices. Any notice, request or other document to be given under this Agreement to a party will be effective when received and must be given in writing and delivered in person or sent by overnight courier or registered or certified mail, return receipt requested, as follows:

If to Distributor:	ASD Specialty Healthcare, Inc.
3101 Gaylord Parkway
Frisco, TX 75034
Attn: President

With a copy to:	AmerisourceBergen Specialty Group, Inc.
3101 Gaylord Parkway, 1N-E186
Frisco, TX 75034
Attn: Group General Counsel

If to the Company:	Hyperion Therapeutics, Inc.
601 Gateway Boulevard
South San Francisco, CA 94080
Attn: Chief Financial Officer

With a copy to:	Hyperion Therapeutics, Inc.
601 Gateway Boulevard
South San Francisco, CA 94080
Attn: Chief Commercial Officer

20.	Other Provisions.

(a)	Other Rights. No waiver of any breach of any one or more of the conditions or covenants of this Agreement by a party will be deemed to imply or constitute a waiver of a breach of the same condition or covenant in the future, or a waiver of a breach of any other condition or covenant of this Agreement.

(b)	Severability. If any provision or the scope of any provision of this Agreement is found to be unenforceable or too broad by judicial decree, the parties agree that the provisions will be curtailed only to the extent necessary to conform to law to permit enforcement of this Agreement to its full extent.

(c)

Entire Agreement; No Reliance. Each of the parties agrees and acknowledges that this Agreement, including the exhibits and attachments referred to in this Agreement, (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter of this Agreement, including without limitation the Mutual Non-Disclosure Agreement between the Company and Xcenda, L.L.C, an affiliate of Distributor, dated October 8, 2012 (to the extent applicable to Distributor) and (ii) is not intended to confer any rights or remedies, or impose any obligations, on any person other than the parties. Each of the parties expressly agrees and acknowledges that, other than those statements expressly set forth in this

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement, it is not relying on any statement, whether oral or written, of any person or entity with respect to its entry into this Agreement or to the consummation of the transactions contemplated by this Agreement, and each of the parties further waives any claim against the other party that the other party has failed to disclose any fact, occurrence or other matter that relates in any way to its entry into this Agreement.

(d)	Amendments and Modifications; Conflicts. This Agreement may be modified only by a written agreement signed by both parties. In the event of conflict between the provision in this Agreement and any terms used in the ordering, acceptance, shipment and receipt of Products, this Agreement will control. In the event of a conflict between the provisions in the body of this Agreement and the provisions in the exhibits and attachments, this Agreement will control.

(e)	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, which will not be unreasonably withheld, except that no consent is required if (i) the financial condition of the proposed assignee is equal to or better than the financial condition of the assignor, and (ii) the proposed assignee has the capability from an operational perspective to perform the assignor’s obligations under the Agreement. In the case of an assignment by the Company, unless otherwise agreed by Distributor, the Company shall remain obligated under the Continuing Guaranty for Products shipped or delivered by or on behalf of the Company before the effective date of the assignment, and the proposed assignee shall execute a Continuing Guaranty and Indemnification Agreement in substantially the same form as the Continuing Guaranty executed by the Company. Any attempted assignment in contravention of this Section 20(e) will be without effect. If an assignment is permitted by this Section 20(e), the Company and Distributor will meet with the assignee to discuss appropriate transition issues following such assignment, including without limitation treatment of returns and chargebacks, and indemnification for sales of Products before the assignment.

(f)	Successors and Assigns. This Agreement will be binding on and will benefit any and all successors, trustees, permitted assigns and other successors in interest of the parties.

(g)	Applicable Law. This Agreement will be construed and enforced in accordance with the laws of the State of New York (excluding the choice of law provisions thereof that would require the application of the laws of any other jurisdiction).

(h)	Independent Contractor. Distributor’s relationship with the Company under this Agreement will be that of an independent contractor, and neither party will be considered the agent of, partner of, employee or other member of the workforce of, or participant in a joint venture with, the other party, in its performance of all duties under this Agreement. Neither party will have authority to bind the other party unless otherwise agreed to in writing by the parties.

(i)	Publicity. Neither party has the right to issue a press release, statement or publication regarding the terms and conditions of or the existence of this Agreement without the prior written consent of the other party.

(j)

Joint Preparation. Each party to this Agreement (i) has participated in the preparation of this Agreement, (ii) has read and understands this Agreement, and (iii) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

represents that this Agreement is executed voluntarily and should not be construed against a party solely because it drafted all or a portion of this Agreement.

(k)	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement are legal, valid and binding execution and delivery for all purposes.

21.	ASD Specialty Healthcare, Inc. Distributor has advised the Company that ASD Specialty Healthcare, Inc. operates four divisions – ASD Healthcare, Besse Medical, Chapin Specialty Healthcare and Oncology Supply. The Company agrees and acknowledges that the obligation to perform the Services under this Agreement is solely that of the ASD Healthcare division and not the Besse Medical, Chapin Specialty Healthcare or Oncology Supply divisions of ASD Specialty Healthcare, Inc.

[signature page follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties execute this Agreement as of the Effective Date.

Hyperion Therapeutics, Inc.		ASD Healthcare, a division of ASD Specialty Healthcare, Inc.

By:	/s/ Jeff Farrow	By:	/s/ Matt Johnson
Name:	Jeff Farrow	Name:	Matt Johnson
Title:	CFO	Title:	COO

By:	/s/ Donald J. Santel
Name:	Donald J. Santel
Title:	Chief Executive Officer

Attachments:

Exhibit A:	Description of Products and Pricing
Exhibit B:	Distributor Services
Exhibit C:	Fee Schedule
Exhibit D:	Example of CPI-U Adjustment Calculation
Exhibit E:	Continuing Guaranty and Indemnification Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Description of Products and Pricing

Product	Size	List Price			NDC
Ravicti (glycerol phenylbutyrate)	25 ml bottle	$	[	*]	NDC-76325-100-25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

Distributor Services

Distributor will provide the following Services to the Company:

A.	Distribution Services

•	[*]

B.	Management of Customer Agreements

•	[*]

C.	Data Management

•	[*]

D.	Specialty Sales Support, Customer Service, Order Management

•	[*]

E.	Receivables Management, Risk Mitigation, Program Price Management

•	[*]

[*] services are available for an additional fee.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Fee Schedule

Product	Fee
Ravicti (glycerol phenylbutyrate)	[*]
Buphenyl (sodium phenylbutyrate) tablets and powder*	[*]
Ammonul (sodium phenylacetate and sodium benzoate) injection 10%/10%*	[*]

*	if added by the Company in its sole discretion

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

Example of CPI-U Adjustment Calculation

Effective Date:	January 1, 2011
CPI-U for January 2011:	220.223
CPI-U for January 2012:	226.665
(published on or about January 15, 2012)

Change in CPI-U:	6.442
Percentage change in CPI-U:	6.442/220.223 = 2.925%

All minimum service fees would be increased by 2.925% effective on February 1, 2012.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E

Continuing Guaranty and Indemnification Agreement

(attached)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTINUING GUARANTY AND INDEMNIFICATION AGREEMENT

The undersigned guarantees to AmerisourceBergen Corporation and each of its subsidiary companies and their successors that (i) any food, drugs, devices, cosmetics, or other merchandise (“Products”) now or hereafter shipped or delivered by or on behalf of the undersigned and its affiliates (“Guarantors”) to or on the order of AmerisourceBergen Corporation or any of its subsidiaries will not be, at the time of such shipment or delivery, adulterated, misbranded, or otherwise prohibited under applicable federal, state and local laws, including applicable provisions of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §301 et seq. (“FDCA”), and Sections 351 and 361 of the Federal Public Health Service Act, 42 U.S.C. §§ 262 and 264, and their implementing regulations (“Applicable Laws”), each as amended and in effect at the time of shipment or delivery of such Products; (ii) the Products are not, at the time of such shipment or delivery, merchandise that may not otherwise be introduced or delivered for introduction into interstate commerce under Applicable Laws, including FDCA section 301 (21 U.S.C. §331); and (iii) the Products are, at the time of such shipment or delivery, merchandise that may be legally transported or sold under the provisions of any other applicable federal, state or local law. Guarantors guarantee further that, in the case of food shipments, only those chemicals or sprays approved by federal, state or local authorities have been used, and any residue in excess of the amount allowed by any such authorities has been removed from Products.

The undersigned shall promptly defend, indemnify and hold AmerisourceBergen Corporation and each of its subsidiaries (the “Indemnitees”) harmless against any and all losses, damages, costs, liabilities and expenses, including attorneys’ fees and expenses, arising as a result of any third party claims resulting from (a) any actual or asserted violation of Applicable Laws or by virtue of which Products made, sold, supplied, or delivered by or on behalf of Guarantors may be alleged or determined to be adulterated, misbranded or otherwise not in full compliance with or in contravention of Applicable Laws, (b) the possession, distribution, sale and/or use of, or by reason of the seizure of, any Products of Guarantors, including any prosecution or action whatsoever by any governmental body or agency or by any private party, including claims of bodily injury, death or property damage, (c) any actual or asserted claim that Guarantors’ Products infringe any proprietary or intellectual property rights of any person, including infringement of any trademarks or service names, trade names, trade secrets, inventions, patents or violation of any copyright laws or any other applicable federal, state or local laws, and (d) any actual or asserted claim of negligence, willful misconduct or breach of contract of the Guarantors; except in each case to the extent arising from the negligence, willful misconduct or breach of contract of AmerisourceBergen or its affiliates.

The undersigned shall maintain primary, noncontributory product liability insurance of not less than $5,000,000 per occurrence for claims relating to Products. This insurance must include AmerisourceBergen Corporation, its subsidiaries and their successors as additional insureds for claims arising out of Products, and provide for at least thirty days’ advance written notice to AmerisourceBergen Corporation of cancellation or material reduction of the required insurance. If the required insurance is underwritten on a “claims made” basis, (i) the insurance must include a provision for an extended reporting period (“ERP”) of not less than twenty-four months and (ii) the undersigned further agrees to purchase the ERP if continuous claims made insurance, with a retroactive date not later than the date of signature below, is not continually maintained or is otherwise unavailable. This insurance shall be with an insurer and in a form reasonably acceptable to AmerisourceBergen Corporation, and any deductible or retained risk must be commercially and financially reasonable and reasonably acceptable to AmerisourceBergen Corporation. The undersigned warrants that it has sufficient assets to cover any self-insurance or retained risk. Upon request, the undersigned will promptly provide satisfactory evidence of the required insurance.

Provisions in this Continuing Guaranty and Indemnification Agreement are in addition to, and not in lieu of, any terms set forth in any purchase orders accepted by Guarantors or any separate agreement entered into between AmerisourceBergen Corporation or any of its subsidiaries and Guarantors. If the language in this Agreement conflicts with the language in any other document, the language in this Agreement controls.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Hyperion Therapeutics, Inc.

By:	/s/ Jeff Farrow
Name:	Jeff Farrow
Title:	CFO
Date:	2/14/13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(B)(2) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.